DELAWARE GROUP(r) EQUITY FUNDS III

FORM N-SAR
Annual Period Ended December 31, 2010

SUB-ITEM 77C:  MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

At a Special Meeting of Shareholders of Delaware Group Equity Funds III (the "Trust"), on
behalf of Delaware Trend Fund (the "Fund"), held on September 22, 2010, the shareholders of the Fund voted to approve an Agreement and Plan of Reorganization between the Trust, on behalf of the Fund, and Delaware Group Equity Funds IV, on behalf of Delaware Smid Cap
Growth Fund.

The following proposal was submitted for a vote of the shareholders:

1. To approve an Agreement and Plan of Reorganization between the Trust, on behalf of the
Fund, and Delaware Group Equity Funds IV, on behalf of Delaware Smid Cap Growth
Fund, all as more fully described in the proxy statement.

SHARES VOTED FOR 11,993,013.225
PERCENTAGE OF SHARES VOTED 89.290%
SHARES VOTED AGAINST 524,296.368
PERCENTAGE OF SHARES VOTED 3.903%
SHARES ABSTAINED 914,348.745
PERCENTAGE OF SHARES VOTED 6.807%

At a Special Meeting of Shareholders of Delaware Group Equity Funds III (the "Trust"), on
behalf of Delaware Growth Equity Fund (the "Fund"), held on October 8, 2010, the shareholders of the Fund voted to approve an Agreement and Plan of Reorganization between the Trust, on behalf of the Fund, and Voyageur Mutual Funds III, on behalf of Delaware Select Growth Fund.

The following proposal was submitted for a vote of the shareholders:

2. To approve an Agreement and Plan of Reorganization between the Trust, on behalf of the
Fund, and Voyageur Mutual Funds III, on behalf of Delaware Select Growth Fund, all as more fully described in the proxy statement.

SHARES VOTED FOR 4,829,303.086
PERCENTAGE OF SHARES VOTED 85.784%
SHARES VOTED AGAINST 183,052.583
PERCENTAGE OF SHARES VOTED 3.252%
SHARES ABSTAINED 617,275.727
PERCENTAGE OF SHARES VOTED 10.964%

SUB-ITEM 77K:   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Due to independence matters under the Securities and Exchange Commission's auditor independence rules relating to the January 4, 2010 acquisition of Delaware Investments
(including Delaware Management Company, Delaware Distributors, L.P. and Delaware Service
Company, Inc.) by Macquarie Group, Ernst & Young LLP ("E&Y") has resigned as the independent registered public accounting firm for Delaware Group(r) Equity Funds III (the
"Fund") effective May 20, 2010.  At a meeting held on May 20, 2010, the Board of Trustees of the Fund, upon recommendation of the Audit Committee, selected PricewaterhouseCoopers LLC
("PwC") to serve as the independent registered public accounting firm for the Fund for the fiscal year ending June 30, 2010.  During the fiscal years ended June 30, 2008 and June 30, 2009,
E&Y's audit reports on the financial statements of the Fund did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  In addition, there were no disagreements between the Fund and E&Y on accounting principles, financial statements disclosures or audit scope, which, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the disagreement in their reports.  Neither the Fund nor anyone on its behalf has consulted with PwC at any time prior to their selection with respect to the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Fund's financial statements.

SUB-ITEM 77M:  MERGERS

On May 19, 2010, the Board of Trustees of Delaware Group Equity Funds III (the "Trust")
approved an Agreement and Plan of Reorganization which provided for (i) the acquisition by
Delaware Smid Cap Growth Fund (the "Acquiring Fund"), a series of Delaware Group Equity
Funds IV, of substantially all of Delaware Trend Fund's (the "Acquired Fund") assets in exchange for shares of beneficial interest of the Acquiring Fund; and (ii) the distribution of
Acquiring Fund shares to the shareholders of beneficial interest of the Acquired Fund.  This merger was completed on October 8, 2010.

On May 19, 2010, the Board of Trustees of Delaware Group Equity Funds III (the "Trust")
approved an Agreement and Plan of Reorganization which provided for (i) the acquisition by
Delaware Select Growth Fund (the "Acquiring Fund"), a series of Voyageur Mutual Funds III of substantially all of Delaware Growth Equity Fund's (the "Acquired Fund") assets in exchange for shares of beneficial interest of the Acquiring Fund; and (ii) the distribution of Acquiring
Fund shares to the shareholders of beneficial interest of the Acquired Fund.  This merger was completed on October 22, 2010.

SUB-ITEM 77Q1(f):   EXHIBITS

Exhibit to Form N-SAR filed in response to N-SAR Item 77K attached as Exhibit.

WS: MFG_Philadelphia: 845256: v1

WS: MFG_Philadelphia: 845256: v1